                                    EXHIBIT 2
                                    ---------

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.001 par value, of Genitope Corporation, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 1st day of August, 2005.



                                 D. E. Shaw & Co., L.P.

                                 By:  /s/ Eric Wepsic
                                      ---------------
                                      Eric Wepsic
                                      Managing Director



                                 David E. Shaw

                                 By:  /s/ Eric Wepsic
                                      ---------------
                                      Eric Wepsic
                                      Attorney-in-Fact for David E. Shaw